UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2019

CONVERSION LABS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-55857	76-0238453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Third Avenue, Suite 2800

New York, NY 10022

(Address of principal executive offices, including zip code)

(866) 351-5907

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

N/A	N/A	N/A

Item 1.01 Entry Into a Material Definitive Agreement.

Operating Agreement

On May 31, 2019 (the “Closing Date”), Conversion Labs, Inc. (the “Company”) entered into that certain operating agreement (the “Operating Agreement”) of Conversion Labs RX, LLC, a Puerto Rico limited liability company (“CLRX”), by and among the Company, Conversion Labs PR, LLC (“CLPR”), Harborside Advisors, LLC (“Harborside”), Happy Walters, an individual (“Walters”), and David Hanig, an individual (“Hanig”, and together with CLPR, Harborside and Walters, each a “Member” and together the “Members”). Pursuant to the Operating Agreement, the Company, through CLPR, owns 51% of the membership interests of CLRX.

The Operating Agreement governs the operations of CLRX and provides for CLRX's management by a Board of Managers (the “Board”) of at least three members. Among the provisions of the Operating Agreement are limitations and restrictions on the disposition of membership interests by a Member, including right of first refusal of the Members and an option for both the Company and the Members to purchase membership interests that are being offered by a Member.

Strategic Partnership Agreement

On the Closing Date, the Company, CLRX and Specialty Drugstore Inc. (d/b/a GoGoMeds), an Ohio corporation (“GoGoMeds”), entered into that certain non-exclusive Strategic Partnership Agreement (the “Strategic Partnership Agreement”) whereby CLRX will use its e-commerce platform to offer online physician consultations and sell prescription drugs directly to consumers in all 50 states through GoGo Meds existing online pharmacy infrastructure. CLRX will pay GoGoMeds a dispensing fee per prescription dispensed based on the number of prescriptions dispensed. For any business outside the scope of the Strategic Partnership Agreement referred to GoGoMeds through an introduction by CLRX, GoGoMeds agrees to share 50% of net profits with CLRX in perpetuity.

The Strategic Partnership Agreement may be terminated upon a material breach by either party if not cured within thirty days’ notice of receipt of written notice of such breach.

Consulting Agreements

On the Closing Date, and in connection with the Operating Agreement, the Company entered into two consulting agreements, with each of Harborside (the “Harborside Consulting Agreement”) and Walters (the “Walters Consulting Agreement” together with the Haborside Consulting Agreement the “Consulting Agreements”).

Pursuant to the Walters Consulting Agreement, Walters will advise the Company with regards to capital markets strategy and will assist the Company with the general operations of the Company’s business, including marketing and branding efforts, and with recruiting and managing influencers.

Pursuant to the Harborside Consulting Agreement, Harborside will assist the Company with the general operations of the business, including but not limited to marketing and branding of products and liaising with the Company’s business partners, representatives or affiliates in connection the Company’s online sale of prescription drugs directly to consumers.

And the Consulting Agreements are both for a term of three (3) years (the “Term”). As compensation for their services, each of Harborview and Walters can earn up to 5,000,000 restricted shares of common stock of the Company (the “Common Stock”), upon CLRX   reaching certain of revenue milestones set forth in each of the Consulting Agreements.

The foregoing descriptions of the Operating Agreement, the Consulting Agreements and the Strategic Partnership Agreement do not purport to be complete and are qualified in their entirety by reference to the Consulting Agreements, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, hereto.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement by a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The issuance of the securities set forth herein was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only two recipients; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual entities and the Company; and (f) the recipients of the securities are accredited investors.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

10.1*	Operating Agreement of Conversion Labs RX, LLC
10.2*	Consulting Agreement, dated May 31, 2019, by and between Conversion Labs, Inc. and Harborside Advisors, LLC
10.3*	Consulting Agreement, dated May 31, 2019, by and between Conversion Labs, Inc. and Happy Walters
10.4*	Strategic Partnership Agreement, dated May 31, 2019, by and between Conversion Labs RX, LLC and Specialty Medical Drugstore (d/b/a GoGo Meds)

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERSION LABS, INC.
(Registrant)

Date: June 7, 2019	By:	/s/ Justin Schreiber
	Name:	Justin Schreiber
	Title:	Chief Executive Officer

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